EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, we, the undersigned Chief Executive Officer and Chief Financial Officer, respectively, of Total Logistics, Inc. (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William T. Donovan
William T. Donovan
August 12, 2004

/s/ John Buono
John Buono
August 12, 2004